Exhibit 5.1


                                     November 22, 2004

Casual Male Retail Group, Inc.
555 Turnpike Street
Canton, Massachusetts 02021

            Re:   Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Casual Male Retail Group, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3, as amended (the "Registration Statement"), for the registration of the sale from time to time by the holders thereof of 1,818,504 shares (the "Shares") of common stock, par value $0.01 per share, of the Company.

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

      Based upon and subject to the foregoing, we are of the opinion that:

1. the issued Shares have been duly authorized and legally issued and are fully paid and non-assessable; and

2. the Shares that have not yet been issued have been duly authorized and, when issued in accordance with the terms applicable thereto, will be legally issued, fully paid and non-assessable.

      We do not express any opinion with respect to any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                    Very truly yours,
                                    /s/ Kramer Levin Naftalis & Frankel LLP
                                    Kramer, Levin, Naftalis & Frankel LLP